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                                HICKOK INCORPORATED



          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                      Year Ended September 30
                                                        -------------------------------------------------
                                                            1999               1998               1997
                                                        -----------         ----------         ----------

PRIMARY
-------
Average shares outstanding                                1,199,416          1,196,602          1,193,497

Net effect of dilutive stock options- based on
   the treasury stock method using average
   market price
                                                                 - **           18,073             17,992
                                                        -----------         ----------         ----------

             Total Shares                                 1,199,416          1,214,675          1,211,489
                                                        ===========         ==========         ==========

Net Income                                              $  (268,171)        $1,034,400         $  605,317
                                                        ===========         ==========         ==========

Net Income per Share                                    $      (.22)        $      .85         $      .50
                                                        ===========         ==========         ==========


FULLY DILUTED
-------------
Average shares outstanding                                1,199,416          1,196,602          1,193,497

Net effect of dilutive stock options- based on the treasury stock method using year-end market price if higher than average market price

                                                                 - **           18,073*            17,992*
                                                        -----------         ----------         ----------

             Total Shares                                 1,199,416          1,214,675          1,211,489
                                                        ===========         ==========         ==========

Net Income                                              $  (268,171)        $1,034,400         $  605,317
                                                        ===========         ==========         ==========

Net Income Per Share                                    $      (.22)        $      .85         $      .50
                                                        ===========         ==========         ==========


* Year-end market price is less than average market price, use same as primary shares.

**       Net effect of stock options was antidilutive for the period.